UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 2, 2021
Semrush Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction
of Incorporation)

001-40276	83-4053265
(Commission File Number)	(I.R.S. Employer Identification No.)
800 Boylston Street, Suite 2475 Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)
(800) 851-9959
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common stock, par value $0.00001 per share	SEMR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The employment of Jeffrey Belanger, the Chief Human Resources Officer, with Semrush Inc., a wholly owned subsidiary of Semrush Holdings, Inc., (the “Company”) will be terminated effective as of July 7, 2021 (the “Effective Date”). Following the Effective Date, Mr. Belanger will serve as a consultant to the Company, as described below.

In connection with the termination of Mr. Belanger’s employment, the Company entered into a Transitional Services and Separation Agreement with Mr. Belanger (the “Agreement”), effective as of July 5, 2021. Under the Agreement, Mr. Belanger will provide consulting services to the Company for the period beginning on July 8, 2021 and ending on October 7, 2021, unless Mr. Belanger’s consultancy is terminated earlier by the Company in accordance with the terms of the Agreement (the “Transitional Services Period”). The Agreement provides that, during the Transitional Services Period, Mr. Belanger will perform certain consulting services for the Company.

Under the Agreement, and subject to specified conditions, including without limitation his satisfactory performance of consulting services to the Company, (1) Mr. Belanger’s outstanding options of the Company’s common stock, including both incentive stock options and nonqualified options, that are unvested as of the Effective Date will continue to vest in accordance with their respective terms until the end of the Transitional Services Period; (2) the Company will pay Mr. Belanger severance pay consisting of three months of his final annual base salary effective as of the Effective Date; (3) if Mr. Belanger elects and remains eligible for COBRA, the Company will pay both the employer and employee portion of the COBRA premium until September 30, 2021, or an earlier date in accordance with the terms of the Agreement, and the Company will pay the same portion of premiums that it pays for active employees until January 7, 2022, or an earlier date in accordance with the terms of the Agreement; and (4) Mr. Belanger will be eligible to receive a prorated bonus payment for 2021, subject to the achievement of the annual bonus criteria applicable as determined by the Company in its discretion.

Under the Agreement, in consideration for the compensation and benefits contained in the Agreement, (1) Mr. Belanger waives any right under his Employee Confidentiality, Assignment and Noncompetition Agreement (the “Restrictive Covenant Agreement”) to Garden Leave Pay (as defined in the Restrictive Covenant Agreement) or any other consideration and agrees that the Restrictive Covenant Agreement remains in full effect and is fully enforceable; and (2) Mr. Belanger voluntarily releases and forever discharges the Company generally from all claims.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Agreement dated July 5, 2021 by and between Semrush Inc. and Jeffrey Belanger.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: July 7, 2021	By:	/s/ Sharon Levine
Sharon Levine
Senior Vice President and General Counsel